As filed with the Securities and Exchange Commission on July 28, 2005.

Registration File Number:

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

FEDERAL TRUST CORPORATION

(Exact name of registrant as specified in its charter)

FLORIDA	312 W. First Street Sanford, Florida 32771 (407) 323-1833	59-2935028
(State or other jurisdiction of incorporation or organization)	(Address and telephone number of principal executive offices)	(IRS Employer Identification No.)

FEDERAL TRUST CORPORATION

AMENDED AND RESTATED

1998 KEY EMPLOYEE STOCK COMPENSATION PROGRAM

James V. Suskiewich

President and Chief Executive Officer

312 W. First Street

Sanford, Florida 32771

(407) 323-1833

(Name, address and telephone number of agent for service)

Copies requested to:

A. George Igler, Esq. or Richard L. Pearlman, Esq.

Igler & Dougherty, P.A.

2457 Care Drive

Tallahassee, Florida 32308

Telephone: (850) 878-2411

Facsimile: (850) 878-1230

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock $0.01 par value	525,000 shares	$11.29	$5,927,250	$697.64

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c), based on the average of the high and low prices of the common stock, $11.29 and $11.29, respectively, as reported by the American Stock Exchange on July 25, 2005.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said section 8(A), may determine.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The documents listed below are hereby incorporated by reference into this Registration Statement, and all documents subsequently filed by Federal Trust Corporation “Federal Trust” pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the registration statement and to be part thereof from the date of the filing of such documents:

1.	Federal Trust’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2004;

2.	Federal Trust’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2005; and

3.	Federal Trust’s Current Reports on Form 8-K since December 31, 2004, filed on January 31, 2005, February 3, 2005, February 11, 2005, and April 29, 2005.

Item 4. Description of Securities.

The description of Federal Trust’s common stock contained in Federal Trust’s Registration Statement of Form S-2, as filed with the Securities and Exchange Commission on June 18, 2004, Registration File No. 333-116613, is hereby incorporated by reference.

Item 5. Interest of Named Experts and Counsel.

The validity of the common stock registered hereby will be passed upon by Igler & Dougherty, P.A. Mr. A. George Igler, the President and a shareholder of Igler & Dougherty, P.A., is also a director of Federal Trust.

Item 6. Indemnifications of Directors and Officers.

The description of the indemnification provisions of Federal Trust’s Articles of Incorporation, Bylaws, and Florida law contained in Federal Trust’s Registration Statement on Form S-2, as filed with the Securities and Exchange Commission on June 18, 2004, Registration File No. 333-116613, is hereby incorporated by reference.

Item 8. Exhibits.

The following exhibits are or have been filed with the Securities and Exchange Commission and are hereby incorporated by reference into this registration statement. The exhibit marked by a single asterisk (*) was previously filed as Exhibit 4.0, as a part of, and is hereby incorporated by reference from Federal Trust’s Registration Statement on Form SB-1, as effective with the Securities and Exchange Commission (“SEC”) on October 7, 1997, Registration File No. 333-30883. The exhibit marked by a double asterisk (**) was previously filed as Exhibit 4.1, as a part of Federal Trust’s Form S-8, as effective with the SEC on December 10, 2002.

Exhibit No.	Description of Exhibit
* 4.0	Specimen of Common Stock Certificate

** 4.1	Amended and Restated 1998 Key Employee Stock Compensation Plan

5.0	Opinion of Igler & Dougherty, P.A.

23.0	Consent of Igler & Dougherty, P.A. (contained in Exhibit 5.0)

23.1	Consent of Hacker, Johnson & Smith, P.A.

24.0	Power of Attorney – included in the Signature Page of this Registration Statement.

Item 9. Undertakings.

(A)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the “Securities Act”);

(ii)	To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act, if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that the undertakings set forth in paragraphs(1)(i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) that are incorporated by reference in this Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities at that time be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(B)	The undersigned Registrant hereby undertakes, that, for purpose of determining any liability under the Securities Act, each filing of the Registrant’s Annual Report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be initial bona fide offering thereof.

(C)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sanford, State of Florida, on July 20, 2005.

FEDERAL TRUST CORPORATION

By :	/s/ James V. Suskiewich	By:	/s/ Gregory E. Smith
	James V. Suskiewich		Gregory E. Smith
	President and Chief Executive Officer		Principal Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James V. Suskiewich and Gregory E. Smith and each of them (with full power to each of them to act alone), his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, including any Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on July 20, 2005.

Signature	Title	Date
/s/ James V. Suskiewich James V. Suskiewich	Chairman of the Board, President, Chief Executive Officer	July 20, 2005

/s/ Dr. Samuel C. Certo Dr. Samuel C. Certo	Director	July 20, 2005

/s/ George W. Foster George W. Foster	Director	July 20, 2005

/s/ Kenneth W. Hill Kenneth W. Hill	Director	July 20, 2005

/s/ A. George Igler A. George Igler	Director	July 20, 2005